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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 8, 2005
                                                  --------------


                             ABERCROMBIE & FITCH CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                       1-12107                31-1469076
       --------------                   -----------            --------------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

                     6301 Fitch Path, New Albany, Ohio 43054
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (614) 283-6500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                        ---------------------------------
                         (Former name or former address,
                          if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         In February 2005, two substantially similar actions were filed in the Court of Chancery of the State of Delaware by stockholders of Abercrombie & Fitch Co. ("A&F") challenging the compensation received by A&F's Chief Executive Officer, Michael S. Jeffries. The complaints allege, among other things, that the Board of Directors of A&F and the members of the Compensation Committee of the Board breached their fiduciary duties in granting stock options and an increase in cash compensation to Mr. Jeffries in February 2002 and in approving Mr. Jeffries' current employment agreement in January 2003 (the "Amended and Restated Employment Agreement"). The complaints further assert that A&F's disclosures with respect to Mr. Jeffries' compensation were deficient. The complaints seek, among other things, to rescind the purportedly wrongful compensation and to set aside the current employment agreement. The actions have been consolidated under the caption, In re Abercrombie & Fitch Co. Shareholder Derivative Litigation., C.A. No. 1077 (the "Litigation"). A&F has formed a special committee of independent directors (the "Special Committee") to determine what action to take with respect to the Litigation. A&F and the defendant members of the Board of Directors have denied, and continue to deny, any liability or wrongdoing with respect to all claims alleged in the Litigation. Nevertheless, the Special Committee, A&F and the other defendants have determined that it is desirable to settle the Litigation and thereby eliminate the substantial burden, expense, inconvenience and distraction that the Litigation would entail and to dispel any uncertainty that may exist as a result of the Litigation.

         Pursuant to a stipulation of settlement dated April 8, 2005, and subject to the approval of the Court, the parties have agreed to settle the Litigation on the following terms: (i) Mr. Jeffries' Amended and Restated Employment Agreement will be amended to reduce his "stay bonus" from twelve million dollars to six million dollars and to condition receipt of the stay bonus on A&F's achieving defined performance criteria (except in certain terminations), (ii) Mr. Jeffries will not receive any award of stock options during calendar years 2005 and 2006 and in subsequent years will receive stock options only in the discretion of the Compensation Committee, (iii) Mr. Jeffries will hold the Career Shares awarded under Section 4(b) of his Amended and Restated Employment Agreement for a period of one year after he ceases to be an executive officer of A&F (the "Holding Period"), and (iv) Mr. Jeffries will hold one half of the A&F shares received from the first one million stock options exercised following this settlement, net of shares equal to the amount of withholding taxes and exercise price, until the expiration of the Holding Period. Also as part of the settlement, the Special Committee has agreed to recommend to the full Board that the Board cause A&F to take, subject to the directors' fiduciary duties, and A&F has agreed to use its best efforts to take, each of the following actions, with the actions described in clauses (i) through
(iv) to be achieved not later than the one year anniversary of the settlement becoming final: (i) A&F shall conduct a full review of its corporate governance practices and procedures, (ii) at least a majority of the members of the Compensation Committee shall be directors who were not members of the Compensation Committee at the time of the events giving rise to the Litigation and who have no substantial business or professional relationship with A&F other than their status as directors, (iii) the Compensation Committee shall retain independent counsel and an independent compensation expert, (iv) A&F shall adopt FAS 123 providing for the expensing of stock option compensation, (v) for a period of five years A&F shall not nominate for election to the Board any director who does not meet the New York Stock Exchange standards for director independence (provided, however, this provision shall not apply to any current member of the Board or to up to three members of A&F's senior management), (vi) one member of the Board who does not meet such standards shall not be nominated for re-election in connection with the 2005 annual meeting, and (vii) A&F shall review the disclosures to appear in A&F's proxy statement for its 2005 Annual Meeting relating to executive compensation and will provide plaintiffs' counsel with an opportunity to comment on the disclosures. The stipulation of settlement provides for a release of all claims that A&F has or may have against any of the defendants relating to the


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matters and claims that were or could have been raised in the Litigation. The plaintiffs will apply to the Court for an award of attorneys' fees.

         The Board has approved the following compensation to the Special Committee members for their services in this matter beginning December 9, 2004: a three-month retainer of $45,000 per member, an additional Chairman retainer of $15,000 for the initial three-month period, and, as necessary, an additional retainer for services beyond the initial three-month period.

                  [Remainder of page intentionally left blank;
                          signature on following page.]



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ABERCROMBIE & FITCH CO.


Dated:  April 12, 2005                   By: /s/ Susan J. Riley
                                             -----------------------------
                                             Susan J. Riley
                                             Senior Vice President-Chief
                                             Financial Officer




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